GGP REPORTS FIRST QUARTER 2018 RESULTS
AND DECLARES SECOND QUARTER DIVIDEND

Chicago, Illinois, May 3, 2018 - GGP Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three months ended March 31, 2018.

GAAP Operating Results

•
For the three months ended March 31, 2018, net income attributable to GGP was $64.0 million, or $0.06 per diluted share, as compared to $107.2 million, or $0.11 per diluted share, in the prior year period.

•	Net income attributable to GGP decreased 40.2% from the prior year period primarily due to the impairment of one property in the first quarter of 2018.

•	The Company declared a second quarter common stock dividend of $0.22 per share.

Company Operating Results1

•
For the three months ended March 31,2018, Company Same Store Net Operating Income (“Company Same Store NOI”), as adjusted, was $544.4 million, as compared to $548.8 million in the prior year period, a decrease of 0.8%.[2]

•	For the three months ended March 31, 2018, Company Net Operating Income (“Company NOI”), as adjusted, was $557.7 million, as compared to $561.3 million in the prior year period, a decrease of 0.6%.[2]

•
For the three months ended March 31, 2018, Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”), as adjusted, was $521.0 million, as compared to $524.5 million in the prior year period, a decrease of 0.7%.[2]

•
For the three months ended March 31, 2018, Company Funds From Operations (“Company FFO”) was $338.1 million, or $0.35 per diluted share, as compared to $346.2 million, or $0.36 per diluted share, in the prior year period.

Company Operating Metrics

•	Same Store occupied and leased percentages were 94.3% and 95.3% at quarter end, respectively.

•	Initial NOI weighted rental rates for signed leases that have commenced in the trailing twelve months on a suite-to-suite basis increased 13.4% when compared to the rental rate for expiring leases.

•	As of March 31, 2018, the Company has executed or approved leases representing 8.2 million square feet with 2018 commencements.

•	For the trailing twelve months, NOI weighted tenant sales per square foot (<10K sf) were $733, an increase of 3.5% over the prior year.

•	Tenant sales (all less anchors) increased 0.9% on a trailing twelve months basis, and excluding apparel sales increased 2.5%.

•	Tenant sales (all less anchors) increased 7.7% on a quarter over quarter basis, and excluding apparel sales increased 9.4%.

____________________________________________________________________________________________________________________________________________________________

1.
See “Non-GAAP Supplemental Financing Measures and Definitions” on page ER5 for a discussion of non-GAAP financial measures used in this release. This discussion includes the definitions of Proportionate or At Share Basis, Net Operating Income (“NOI”), Company NOI, Company Same Store NOI, Earnings Before Interest Expense, Income Tax, Depreciation and Amortization (“EBITDA”), Company EBITDA, Funds from Operations (“FFO”) and Company FFO, and a reconciliation of non-GAAP financial measures to GAAP financial measures.

2.	See Supplemental Information page 4 for items included as adjustments.

Management Commentary
The first quarter 2018 Company FFO of $0.35 cents per share was in line with Company expectations. As highlighted on the fourth quarter 2017 earnings call, certain beneficial events that occurred in 2017 had an impact on our 2018 Company FFO including the Company’s success in nearly selling out the Ala Moana condo project, the de-risking of the balance sheet by satisfying certain partner loans, and the repatriation of Brazilian cash deposits. These items, together with an increased share count in 2018 had a negative year-over-year impact on first quarter 2018 Company FFO per share of approximately two cents.

Total same store revenues were relatively flat in the first quarter with gains in permanent revenues and business development income offset by reduced lease termination income and other non-recurring revenue. Same store expenses were 3.4% higher due to a timing related increase in operating expenses and an increase in real estate taxes. The Company anticipated the first quarter increase in operating expenses and expects an offsetting savings for the balance of 2018.

Company EBITDA, as adjusted, was down 0.7% with the decline in Same Store NOI and management fees partially offset by reduced General and Administrative expense and an increase in Non-Same Store NOI related to 2017 transaction activity. Management’s views with respect to Company Same Store NOI and Company EBITDA remain consistent with management’s prepared comments on the 2017 fourth quarter earnings call.

The Company’s first quarter operating and leasing metrics are reflective of the 4.6% increase in rolling 12 months U.S. retail sales (excluding auto) through the end of March 2018 (U.S. Census Bureau). Tenant sales are up 7.7% quarter-over-quarter (9.4% excluding apparel) with gains in eight out of the nine categories tracked by the Company. NOI weighted sales per square foot for the trailing 12 months increased 3.5% to $733, and NOI weighted spreads for the trailing twelve months were 13.4%.

Demand for space remains strong with the Company executing or approving leases for 8.2 million square feet of space, which represents over 80% of its 2018 leasing goal. A few of the more notable leasing transactions include the addition of Louis Vuitton and Tiffany to Kenwood Mall in Cincinnati, Ohio. The relocation of these tenants from Cincinnati’s CBD is a living example that for many communities the mall serves as the primary hub for shopping, dining, and entertainment. The Company recently executed a lease with Roots to occupy 11,448 square feet at 605 N. Michigan Avenue in Chicago, Illinois. Also, in addition to recently opened stores at Fashion Place Mall in Murray, Utah, and at Staten Island Mall in Staten Island, New York, Zara is set to open a store at Alderwood Mall in Lynnwood, Washington, prior to the 2018 winter holiday season and expand its existing store at Perimeter Mall in Atlanta, Georgia, prior to the 2019 winter holiday season.

Turning to our redevelopment and big box activity, the Company is pleased to announce that the Staten Island Mall expansion is officially open to the public with Zara as the first tenant to open on April 26. On April 28, the new two-level 194,558 square foot Wegman’s opened at Natick Mall to a tremendous customer response, which validates the Company’s thesis that best-in-class grocers will migrate to the mall. The Company welcomes the new 50,020 square foot Dick’s Sporting Goods at Town East Center in Mesquite, Texas, the new 25,740 square foot TJ Maxx at Prince Kuhio Plaza in Hilo, Hawaii, and the new 46,758 square foot Dave & Buster’s at Willowbrook in Wayne, New Jersey.

GGP continues to upgrade its tenant composition and the customer experience by investing in recaptured anchor boxes at attractive returns. Of the 13 Bon Ton closures impacting GGP, seven of them are the subject of active backfill negotiations or redevelopment planning with the remaining six having negligible impact on the respective center. Densification and diversification are growing priorities in the portfolio, and to date, the Company has received executed letters of intent or is in active planning and/or negotiations to add up to 3,000 residential units across eight different shopping centers.

On the balance sheet front, and subsequent to the end of first quarter 2018, GGP received an investment grade rating from S&P of BBB- and a rating of Ba2 from Moody’s.

Investment Activities
Development
The Company’s development and redevelopment activities total $1.5 billion, of which approximately $1.4 billion is under construction and $0.1 billion is in the pipeline. The SoNo Collection in Norwalk, Connecticut, development continues on plan toward its late 2019 grand opening, and is over 60% leased. In addition, as described above, the Staten Island Mall expansion is near completion with the first store having opened to the public April 26, 2018.

Transactions
In the first quarter, the Company acquired a 50% interest in the Northbrook Court Macy’s box in Northbrook, Illinois for a purchase price of $12.5 million at share with the intention to reposition the box and improve the customer experience.

In the first quarter, the Company completed the sale of a 49.49% joint venture interest in the Sears box at Oakbrook Center in Oak Brook, Illinois, for a sales price of $44.7 million. The recapture of the Sears box allows the addition of Lifetime Fitness, Lands’ End, and LL Bean.

Financing Activities
Subsequent to first quarter, the Company obtained a new $500 million fixed rate loan at Ala Moana Center with term to maturity of five years and an interest rate of 3.80% and repaid its existing variable rate construction loan.

Dividends
On May 3, 2018, the Company’s Board of Directors declared a second quarter common stock dividend of $0.22 per share payable on July 31, 2018, to stockholders of record on July 13, 2018.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on July 2, 2018, to stockholders of record on June 15, 2018.

GGP Brookfield Proposal
On March 26, 2018, the Company announced that it had reached an agreement with Brookfield Property Partners, L.P. (“BPY”), among other things, for BPY to acquire all of the Company’s outstanding shares of common stock, other than those that BPY and its affiliates already own. The proposed transaction provides for consideration per GGP share of up to $23.50 in cash or a choice of either one BPY limited partnership unit or one newly created BPY U.S. REIT share (“BPR”), subject to proration, based on aggregate cash consideration of $9.25 billion. BPR shareholders will have the right to exchange each BPR share for one BPY unit or the cash equivalent of one BPY unit at the election of BPY. The transaction is still subject to approval by holders of at least two-thirds of GGP shares and holders of a majority of GGP shares held by non-Brookfield-affiliated holders.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the U.S. Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the U.S Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at http://investor.ggp.com/ from time to time.

GGP Inc.
GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
VP Human Resources & Communications
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.
We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of full or partial acquisitions of properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.

EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) attributable to common stockholders and redeemable non-controlling common unit holders computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

GAAP FINANCIAL STATEMENTS

Consolidated Balance Sheets (In thousands)

	March 31, 2018	December 31, 2017

Assets:
Investment in real estate:
Land	$3,985,844	$4,013,874
Buildings and equipment	16,996,164	16,957,720
Less accumulated depreciation	(3,256,530)	(3,188,481)
Construction in progress	466,885	473,118
Net property and equipment	18,192,363	18,256,231
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,402,096	3,377,112
Net investment in real estate	21,594,459	21,633,343
Cash and cash equivalents	178,210	164,604
Accounts receivable, net	309,128	334,081
Notes receivable, net	423,617	417,558
Deferred expenses, net	280,697	284,512
Prepaid expenses and other assets	472,086	515,856
Total assets	$23,258,197	$23,349,954
Liabilities:
Mortgages, notes and loans payable	$12,928,483	$12,832,459
Investment in Unconsolidated Real Estate Affiliates	22,051	21,393
Accounts payable and accrued expenses	894,729	919,432
Dividend payable	223,284	219,508
Deferred tax liabilities	2,333	2,428
Junior Subordinated Notes	206,200	206,200
Total liabilities	14,277,080	14,201,420
Redeemable noncontrolling interests:
Preferred	52,256	52,256
Common	171,334	195,870
Total redeemable noncontrolling interests	223,590	248,126
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,416,527	8,553,618
Noncontrolling interests in consolidated real estate affiliates	47,072	55,379
Noncontrolling interests related to Long-Term Incentive Plan Common Units	51,886	49,369
Total equity	8,757,527	8,900,408
Total liabilities, redeemable noncontrolling interests and equity	$23,258,197	$23,349,954

GAAP FINANCIAL STATEMENTS

Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended
	March 31, 2018	March 31, 2017
Revenues:
Minimum rents	$368,523	$349,013
Tenant recoveries	157,002	163,055
Overage rents	6,244	5,937
Management fees and other corporate revenues	25,766	28,143
Other	16,631	20,184
Total revenues	574,166	566,332
Expenses:
Real estate taxes	59,733	57,494
Property maintenance costs	14,713	14,975
Marketing	1,417	2,145
Other property operating costs	71,752	69,303
Provision for doubtful accounts	3,429	3,451
Property management and other costs	39,574	41,114
General and administrative	12,247	14,683
Provisions for impairment	38,379	—
Depreciation and amortization	185,393	170,298
Total expenses	426,637	373,463
Operating income	147,529	192,869
Interest and dividend income	9,148	17,936
Interest expense	(137,925)	(132,323)
Gain on foreign currency	—	3,183
Gain from changes in control of investment properties and other, net	12,664	—
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, and allocation to noncontrolling interests	31,416	81,665
Benefit from (provision for) income taxes	280	(4,510)
Equity in income of Unconsolidated Real Estate Affiliates	23,839	33,214
Unconsolidated Real Estate Affiliates - gain on investment	10,361	—
Net Income	65,896	110,369
Allocation to noncontrolling interests	(1,860)	(3,209)
Net income attributable to GGP	64,036	107,160
Preferred stock dividends	(3,984)	(3,984)
Net income attributable to common stockholders	$60,052	$103,176

Basic Earnings Per Share	$0.06	$0.12
Diluted Earnings Per Share	$0.06	$0.11

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended
	March 31, 2018	March 31, 2017

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$147,529	$192,869
Gain on sales of investment properties [1]	(18)	(1,212)
Depreciation and amortization	185,393	170,298
Provision for impairment	38,379	—
General and administrative	12,247	14,683
Property management and other costs	39,574	41,114
Management fees and other corporate revenues	(25,766)	(28,143)
Consolidated Properties	397,338	389,609
Noncontrolling interest in NOI of Consolidated Properties	(5,238)	(5,720)
NOI of sold interests	(223)	(5,480)
Unconsolidated Properties	170,402	186,095
Proportionate NOI	562,279	564,504
Company adjustments:
Minimum rents	(874)	8,161
Real estate taxes	1,490	1,491
Property operating expenses	769	789
Company NOI	563,664	574,945
Less Company Non-Same Store NOI	10,851	15,091
Company Same Store NOI	$552,813	$559,854
Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$64,036	$107,160
Allocation to noncontrolling interests	1,860	3,209
Gain on sales of investment properties	(18)	(1,212)
Gain from changes in control of investment properties and other	(12,664)	—
Unconsolidated Real Estate Affiliates - gain on investment	(10,361)	—
Equity in income of Unconsolidated Real Estate Affiliates	(23,839)	(33,214)
Provision for impairment	38,379	—
(Benefit from) provision for income taxes	(280)	4,510
Gain on foreign currency	—	(3,183)
Interest expense	137,925	132,323
Interest and dividend income	(9,148)	(17,936)
Depreciation and amortization	185,393	170,298
Consolidated Properties	371,283	361,955
Noncontrolling interest in EBITDA of Consolidated Properties	(5,038)	(5,493)
EBITDA of sold interests	(196)	(5,398)
Unconsolidated Properties	158,998	176,623
Proportionate EBITDA	525,047	527,687
Company adjustments:
Minimum rents	(874)	8,161
Real estate taxes	1,490	1,491
Property operating costs	769	789
General and administrative	$512	$—
Company EBITDA	$526,944	$538,128

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended
	March 31, 2018	March 31, 2017

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$64,036	$107,160
Redeemable noncontrolling interests	694	830
Provision for impairment excluded from FFO	38,379	—
Noncontrolling interests in depreciation of Consolidated Properties	(2,196)	(2,776)
Gain on sales of investment properties	(18)	(1,212)
Preferred stock dividends	(3,984)	(3,984)
Gain from changes in control of investment properties and other	(12,664)	—
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	171,838	165,979
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	72,066	73,993
FFO	328,151	339,990
Company adjustments:
Minimum rents	(874)	8,161
Real estate taxes	1,490	1,491
Property operating expenses	769	789
General and administrative	512	—
Depreciation on non-income producing assets	9,408	—
Investment income, net	(205)	(205)
Market rate adjustments	(1,156)	(1,211)
Gain on foreign currency	—	(3,183)
FFO from sold interests	(15)	385
Company FFO	$338,080	$346,217

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.07	$0.11
Preferred stock dividends	(0.01)	—
Net income attributable to common stockholders per diluted share	0.06	0.11
Provision for impairment excluded from FFO	0.04	—
Gains from changes in control of investment properties and other	(0.01)	—
Depreciation and amortization of capitalized real estate costs	0.25	0.25
FFO per diluted share	0.34	0.36
Company adjustments:
Minimum rents	0.01	0.01
Gain on foreign currency	—	(0.01)
Company FFO per diluted share	$0.35	$0.36